Exhibit 21.1
GAMESTOP CORP.
SUBSIDIARIES
GameStop Finance S.à r.l., a Luxembourg company, is a wholly-owned subsidiary of GameStop Corp.
ELBO Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
EB International Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of ELBO, Inc.
Kongregate, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
Geeknet, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
Thinkgeek, Inc., a Delaware corporation, is a wholly-owned subsidiary of Geeknet, Inc.
Thinkgeek Solutions, Inc., a Delaware corporation, is a wholly-owned subsidiary of Geeknet, Inc.
V.A. Linux Belgium SPRL, a Belgian company, is a wholly-owned subsidiary of Geeknet, Inc.
GameStop, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop Corp.
Sunrise Publications, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop, Inc.
GameStop Texas Ltd., a Delaware corporation, is a wholly-owned subsidiary of GameStop, Inc.
SOCOM LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop Texas Ltd.
GS Mobile, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
Marketing Control Services, Inc., a Virginia corporation, is a wholly-owned subsidiary of GameStop Corp.
Simply Mac, Inc., a Utah corporation, is a wholly-owned subsidiary of GameStop Corp.
Spring Communications Holding, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
GameStop Group Limited, an Irish company, is a wholly-owned subsidiary of EB International Holdings, Inc.
GameStop Limited, an Irish company, is a wholly-owned subsidiary of GameStop Group Limited.
GameStop UK Limited, an England and Wales company, is a wholly-owned subsidiary of GameStop Group Limited.
GameStop Global Holdings S.à r.l., a Luxembourg company, is a wholly-owned subsidiary of EB International Holdings, Inc.
Electronics Boutique Australia Pty. Limited, an Australian company, is a wholly-owned subsidiary of EB International Holdings, Inc.
Electronics Boutique Canada Inc., a Canadian corporation, is a wholly-owned subsidiary of EB International Holdings, Inc.
Playjam Holdings Limited, an England and Wales company, is a 13.3% owned subsidiary of EB International Holdings, Inc.
GameStop Latin America Holdings, S.à r.l., a Luxembourg company, is a wholly-owned subsidiary of GameStop Global Holdings S.à r.l.
Latamel SL, a Spanish company, is a 50% owned joint venture of GameStop Latin America Holdings, S.à r.l.
GameStop Europe Holdings S.à r.l., a Luxembourg company, is a wholly-owned subsidiary of GameStop Global Holdings S.à r.l.
Micromania GameStop SAS, a French company, is a wholly-owned subsidiary of GameStop Global Holdings S.à r.l.
Micromania Group SAS, a French company, is a wholly-owned subsidiary of Micromania GameStop SAS.
Micromania SAS, a French company, is a wholly-owned subsidiary of Micromania Group SAS.
Dock Games SAS, a French company, is a wholly-owned subsidiary of Micromania Group SAS.
Game On Line SAS, a French company, is a wholly-owned subsidiary of Micromania Group SAS.
GameStop Europe Services Limited, an Irish company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Deutschland GmbH, a German company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Italy S.r.l., an Italian company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.

GameStop Denmark ApS, a Danish private company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Sweden AB, a Swedish company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Schweiz GmbH, a Swiss company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Austria GmbH, an Austrian company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Oy, a Finnish company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Norway AS, a Norwegian private company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
Polarford Limited, an Irish company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.